Joint Filer Information

NAME: Highbridge International LLC

ADDRESS:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Golden Minerals Company

DATE OF EVENT REQUIRING STATEMENT: March 24, 2009

SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC

              By: Highbridge Capital Management, LLC
                  its Trading Manager

              By: /s/ John Oliva
                  ------------------------------
              Name:  John Oliva
              Title: Managing Director

                             Joint Filer Information

NAME: Glenn Dubin

ADDRESS:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Golden Minerals Company

DATE OF EVENT REQUIRING STATEMENT: March 24, 2009

SIGNATURE:
              /s/ Glenn Dubin
              --------------------
              GLENN DUBIN

                            Joint Filer Information

NAME: Henry Swieca

ADDRESS:   c/o Highbridge Capital Management, LLC
           9 West 57th Street, 27th Floor
           New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Golden Minerals Company

DATE OF EVENT REQUIRING STATEMENT: March 24, 2009

SIGNATURE:
              /s/ Henry Swieca
              --------------------
              HENRY SWIECA